Exhibit 10.79

TERMINATION OF SECURITY INTEREST IN TRADEMARKS AND PATENTS

WHEREAS, Luna Innovations Incorporated, a Delaware corporation with its principal place of business at 2851 Commerce Street, Blacksburg, VA 24060 (the “Grantor”), is the owner of record of the trademarks and applications listed on the attached Exhibit A, now issued or pending in the United States Patent and Trademark Office (the “Trademarks”); and is the owner of record of the patents and patent applications listed on the attached Exhibit B, now issued or pending in the United States Patent and Trademark Office (the “Patents”); and

WHEREAS, the Grantor entered into that certain Security Agreement dated as of January 12, 2010 (the “Security Agreement”), between the Grantor and Hansen Medical, Inc., (“Secured Party”), a true and correct copy of which was recorded by the United States Patent and Trademark Office on January 14, 2010, at Ree14131, Frame 0984;

WHEREAS, the Secured Party desires to release its security interest in the Trademarks and Patents and terminate the Security Agreement;

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Secured Party hereby:

1. releases and reassigns to the Grantor any and all liens, security interests, right, title and interest of Secured Party pursuant to the Security Agreement in the trademarks and applications more fully described on Exhibit A, without recourse or representation or warranty, express or implied; and

2. releases and reassigns to the Grantor any and all liens, security interests, right, title and interest of Secured Party pursuant to the Security Agreement in the patents and applications more fully described on Exhibit B, without recourse or representation or warranty, express or implied; and

3. authorizes and requests the Commissioner of Patents and Trademarks of the United States of America to note and record the existence of the release hereby given.

IN WITNESS WHEREOF, Secured Party has caused this Termination of Security Interest in Trademarks and Patents to be signed by its duly authorized representative as of this 18th day of May 2011.

Secured Party: Hansen Medical, Inc.

By:	/s/ Bruce J Barclay

Name:	Bruce J Barclay

Title:	President and CEO